EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2020-COR7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Hampton Roads Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hampton Roads Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Hampton Roads Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hampton Roads Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Hampton Roads Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hampton Roads Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the NOV Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the NOV Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the NOV Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NOV Headquarters Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the NOV Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the NOV Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Los Angeles Leased Fee Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Los Angeles Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Los Angeles Leased Fee Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Los Angeles Leased Fee Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Los Angeles Leased Fee Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Los Angeles Leased Fee Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the PCI Pharma Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the PCI Pharma Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the PCI Pharma Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the PCI Pharma Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the PCI Pharma Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Staples Headquarters Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Staples Headquarters Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Staples Headquarters Mortgage Loan, Citibank, N.A., as Custodian for the Staples Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Staples Headquarters Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Staples Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Moffett Towers Buildings A, B & C Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moffett Towers Buildings A, B & C Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Moffett Towers Buildings A, B & C Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers Buildings A, B & C Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Midland Atlantic Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Midland Atlantic Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midland Atlantic Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Midland Atlantic Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Midland Atlantic Portfolio Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Midland Atlantic Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Apollo Education Group HQ Campus Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Apollo Education Group HQ Campus Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Apollo Education Group HQ Campus Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Apollo Education Group HQ Campus Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Apollo Education Group HQ Campus Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Apollo Education Group HQ Campus Mortgage Loan, KeyBank National Association, as Primary Servicer for the City National Plaza Mortgage Loan, KeyBank National Association, as Special Servicer for the City National Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the City National Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the City National Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the City National Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower I Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower I Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Chase Center Tower I Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Chase Center Tower II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Chase Center Tower II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Chase Center Tower II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Chase Center Tower II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the BX Industrial Portfolio Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the BX Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the BX Industrial Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the BX Industrial Portfolio Mortgage Loan.

Dated: March 13, 2023

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)